SCHEDULE 14A INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                            NYER MEDICAL GROUP, INC.
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
	_________________________________________________
 2)	Aggregate number of securities to which transaction applies:
	_________________________________________________
 3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
	_________________________________________________
 4)	Proposed maximum aggregate value of transaction:
	_________________________________________________
 5)	Total fee paid:
	_________________________________________________

[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:  __________________________

2)	Form, Schedule or Registration Statement No.:  __________________________

3)	Filing Party:  __________________________

4)	Date Filed:  __________________________








                             NYER MEDICAL GROUP, INC.

                                PROXY STATEMENT

     The enclosed proxy is solicited by Samuel Nyer and Karen L. Wright on behalf of the Board of Directors (the "Board") of Nyer Medical Group, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") on November 26, 2001 at 9:00 a.m. to be held at the Company's corporate office located at 1292 Hammond Street, Bangor, Maine, 04401. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from shareholders either in person or by telephone or letter without extra compensation. The Company will pay all expenses of this solicitation. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Annual Meeting at any time prior to the voting thereof. If a shareholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy form, insert the name of some other person, sign and give the form to that person for use at the Annual Meeting.

     Only shareholders of record at the close of business on November
02, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on all proposals presented at the Annual Meeting. Nyle International Corp. ("Nyle") is the holder of all of the Company's Class A preferred stock which shares are entitled to 2,000,000 votes on matters submitted to a vote of the common shareholders. Additionally, Mr. Samuel Nyer, the Company's president and controlling shareholder of Nyle, owns all of the shares of Class B Preferred Stock, which shares are also entitled to 2,000,000 votes on matters submitted to a vote of the common shareholders. As of the close of business on November 02, 2001, 3,758,062 shares of common stock of the Company were outstanding which means that a total of 7,758,062 votes are eligible to be cast at the Annual Meeting. Mr. Nyer controls 70.2% of these votes and consequently controls the outcome of all issues presented to the Company's shareholders.

     All proposals require a vote of the majority of the shareholders present in person or by proxy, except for the election of directors who shall be elected by a plurality of such votes. Proxies which abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the Annual Meeting. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are broker non-votes. Client directed abstentions are not broker non-votes. Abstentions and broker non-votes are counted in tabulations of the votes cast on proposals presented to the shareholders. Shareholders whose shares are in street name and do not return a proxy, are not counted for any purpose and are neither an abstention nor a broker non-vote. Shareholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.

     This proxy statement and the accompanying proxy are first being mailed to on or about November 05, 2001.





Voting Securities and Principal Holders Thereof

        The following table sets forth the number of shares of the Company's voting stock beneficially owned as of November 02, 2001 by (i) owners of more than 5% of the Company's voting stock1, (ii) each director of the Company, and
(iii) all executive officers and directors (including the new nominee) of the Company as a group:


   Class               Name and Address      Amount and Nature     Percent of
                       of Beneficial         of Beneficial         Voting Power
                       Ownership             Ownership 1,2,3
  ---------            ----------------      -----------------     ------------
Common Stock,         Samuel Nyer             5,448,700  1,2,3         70.2%
Class A Preferred     1292 Hammond Street
Stock, and Class B    Bangor, ME  04401
Preferred Stock
Common Stock, Class A Nyle International Corp. 2,781,000  1            35.8%
Preferred Stock       72 Center Street
                      Brewer, ME  04412

Common Stock          William J. Clifford, Jr.    32,100  4              *
                      1292 Hammond Street
                      Bangor, ME  04401

Common Stock          Karen L. Wright             26,110  5              *
                      1292 Hammond Street
                      Bangor, ME  04401

Common Stock          Robert J. Barrett III        2,000  11             *
                      326 West Lantana
                      Suite 1
                      Lantana, Fl  33462

Common Stock          David P. Dumouchel          14,000  6              *
                      264 R. Washington St.
                      Wellesley Hill, MA  02181

Common Stock          Stanley Dudrick, M.D.       20,000  7              *
                      c/o Bridgeport Hospital
                      Dept of Surgery
                      267 Grant Street
                      Bridgeport, CT  06610

Common Stock          Donald C. Lewis, Jr.       27,000  8               *
                      c/o Nyle International Corp.
                      72 Center Street
                      Brewer, ME  04412

Common Stock          Donato Mazzola              6,000  9               *
                      264 R Washington Street
                      Wellesley Hills,  MA  02481





Common Stock          Kenneth L. Nyer, M.D.        34,000  10            *
                      1933 Williamsbridge Rd.
                      Bronx, New York 10461

All directors and executive officers of the Company as a group
(9 persons)

5,609,910           1,2,3,4,5,6,7,8,9,10
66.4%

1 The table includes the Class A and Class B Preferred Stock, each of which has 2,000,000 votes.

2 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes any options which vest within 60 days of the Record Date, i.e., by January 2, 2002. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The numbers in the tables assume each nominee is elected.

3 Includes shares owned by Nyle International Corp. ("Nyle") since Mr. Samuel Nyer is chairman of that corporation. Also includes 570,000 shares of Common Stock underlying options granted to Mr. Nyer pursuant to the 1993 Stock Option Plan (the "Plan") and his employment agreement.

4 Includes 30,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

5 Includes 23,000 shares of Common Stock underlying vested options granted pursuant to the Plan.

6 Consists of 14,000 shares of Common Stock underlying vested options granted pursuant to the Plan.

7 Consists of 18,000 shares of Common Stock underlying vested options granted pursuant to the Plan.

8 Consists of 25,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

9 Consists of 4,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

10 Consists of 32,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

11 Consists of 2,000 shares of Common Stock underlying vested stock options granted pursuant to the Plan.

*  Less than 1% of class







Board Meetings and Committees

           The Board did not meet for the six months ended June 30, 2001 but took action three times by unanimous consent. . The Board has established an executive committee consisting of Messrs. Samuel Nyer, William J. Clifford, Jr. and Donald C. Lewis, Jr. and an audit committee consisting of Dr. Dudrick. The audit committee did not meet.

Current Board Of Directors

Name                  Age    Position with Company    Since   Term      Ending
----                  ---    ---------------------    -----   ------    -----
Samuel Nyer           76     Chairman of the Board,   1991    3 years    2002
                             President and Secretary

William J. Clifford,  51     Vice President of Sales
Jr.                          and Director             1991    3 years    2002

Stanley Dudrick, M.D. 66     Director                 1997    3 years    2003

Donald C. Lewis, Jr.  63     Director                 1993    1 year     2001

Donato Mazzola        42     Director                 2000    3 years    2001

Kenneth L. Nyer, M.D. 43     Director                 1991    3 years    2001

Director Compensation

	The Company has not paid any cash compensation to any person for serving as a director. The Company does not intend to compensate non-employee directors for serving as directors except to reimburse them for expenses incurred in connection with their service as directors and to issue automatic grants of non-qualified stock options pursuant to the Plan as described herein. Directors who are employees receive no cash compensation for serving as directors; however, they are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. The Plan was amended in April 1997 to provide that all directors receive automatic grants of options as described below.

 Item 1.  Election of Directors

        Four directors are to be elected by a plurality of the votes of the shares cast at the Annual Meeting. The Company's Articles of Incorporation, as amended, provide for a staggered Board designed to elect approximately one-third of the directors each year. Only Messrs. Lewis and Mazzola and Dr. Nyer are up for re-election this year along with a new nominee, Mr. Robert Barrett.

        The nominees for the Board are set forth below. The proxy holders intend to vote all proxies received by them for the nominees for directors listed below unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

	Nominees For Election To Board Of Directors

Name                      Age   Position with the Company   Since    New Term
----                      ---   -------------------------   -----    --------
Robert Barrett III        57    Director                    2001     3 years

Donald C. Lewis, Jr.      63    Director                    1993     1 year

Donato Mazzola            42    Director                    2000     3 years

Kenneth L. Nyer, M.D.     43    Director                    1991     3 years

ROBERT J. BARRETT III has been nominated to serve as a director. He is currently President of Maine Venture Capital, LLC. He has been in the investment banking business for 30 years. From 1992 to 1996, Mr. Barrett was Senior Financial Consultant for Merrill Lynch Pierce Fenner & Smith, Inc. in Florida. Prior to that Mr. Barrett was a Member of the Board of Directors of Prudential-Bache Securities Inc. in New York City, Co-Head of the Investment Banking Department, Member of the Underwriting Commitment Committee, Head of the International Utilities Group, Head of the Telecommunications Group,
Head of the Privatization Team, Head of the Eastern European Team and Head of the New York/Connecticut Group. Previously, he was in the Corporate Finance Department of Morgan Stanley. He is a member of the Bar of the States of New York and Maine, and was previously a board member of Boston Capital Ventures, a Boston venture capital fund associated with The Prudential Insurance Company of America. Mr. Barrett has been Senior Banker in numerous international transactions, including transactions for AT&T, Compagnie General D'Electricite, British Telecom, British Gas, British Airways, British Water and British Electricity, and has acted as Senior Financial Advisor for numerous governments, including the Treasury of the United States of America, the State of Israel, the United Kingdom and France, among others. Mr. Barrett graduated from Georgetown University in 1966, Columbia Law School in 1969 and Harvard Business School in 1971.

DONALD C. LEWIS, JR. has been a director of the Company since July 1993. Mr. Lewis has been president and a director of Nyle, the Company's principal shareholder, since January 1985.

DONATO MAZZOLA has been a director of the Company since October 2000. Mr. Mazzola has also been a director of the Company's 80% owned subsidiary, D.A.W., Inc. d/b/a Eaton Apothecary ("Eaton") since August 1996. Mr. Mazzola has been vice-president of Eaton since 1990. Mr. Mazzola is a registered pharmacist in the State of Massachusetts and received his Bachelors of Science Degree in Pharmacy from Massachusetts College of Pharmacy in 1981.

KENNETH L. NYER, M.D. has been a director of the Company since December 1991. Dr. Nyer is a specialist in internal medicine and has practiced at the North Shore University Hospital, Manhasset, New York since 1987. Dr. Nyer has held a faculty position at Cornell University Medical School since 1987. Dr. Nyer is the son of Mr. Samuel Nyer.

Other Directors and Officers

SAMUEL NYER has been Chairman of the Board, president and secretary of the Company since December 1991. Mr. Nyer also serves on the board of directors of each of the Company's subsidiaries. Since 1985, Mr. Nyer has been Chairman of the Board of Nyle, a manufacturer of drying equipment. Nyle, a publicly-held corporation, is the Company's principal shareholder. Mr. Nyer also has interests in a number of small businesses in the Bangor, Maine area.

WILLIAM J. CLIFFORD, JR. has been vice president of sales and a director of the Company since 1992, and vice president and general manager of ADCO Surgical Supply, Inc. ("ADCO"), Nyle Home Health Supplies, Inc. and ADCO South Medical Supplies, Inc., since 1988, 1990 and 1992, respectively. Mr. Clifford was a director of Genetic Vectors, Inc. from June 1996 through April 30, 1997 and again from January 1998 through February 1998. From 1973 to 1988, Mr. Clifford was general sales manager of ADCO. Mr. Clifford has over 28 years experience in the medical supply industry and possesses substantial experience in medical warehousing, purchasing, sales and sales management.

KAREN L. WRIGHT has been treasurer and vice-president of finance of the Company since December 1991 and January 1997, respectively. On October 26, 2001, she was appointed chief operating officer of the Company. She was appointed to the Board in April 1997 and served until her resignation in September 2001. From 1985 through 1987, Ms. Wright was ADCO's assistant comptroller and from 1987 through the present time, Ms. Wright has been ADCO's comptroller and treasurer. Ms. Wright received her Bachelors of Science Degree in Accounting from Husson College, Bangor, Maine in 1985.

STANLEY DUDRICK, M.D. has been a director of the Company since March 1997. Since 1999, Dr. Dudrick has been at Bridgeport Hospital, Department of Surgery, located in Bridgeport, Connecticut. From November 1997 to until 1999, Dr. Dudrick was Associate Chair for St. Mary's Hospital, Department of Surgery, located in Waterbury, Connecticut. Since 1982, Dr. Dudrick also has been a Clinical Professor of Surgery at the University of Texas Health Science Center at Houston. Dr. Dudrick is nationally known in the field of enteral nutrition and has received numerous awards and honors, is an editorial consultant and on
the board of numerous medical         journals including those specializing in
nutrition and has published widely on the subject.

Executive Compensation

        The following table sets forth certain information with respect to the salary and long-term compensation of the Company's president and chief executive officer for the six months ended June 30, 2001 and for the years ended December 31, 2000, 1999 and 1998. No other executive officer earned more than $100,000 during any of these fiscal years.


                       Summary Compensation Table


                          Annual Compensation                    Long Term
                                                            Compensation Awards
(a)                      (b)         (c)     (e)                     (g)
Name and Principal                                               Securities
Position                 Year       Salary($) Other Annual       Underlying
                                              Compensation ($) Options/SARS (#)
Samuel Nyer,
Chief Executive Officer  2001(1)   $ 70,000     $2,100(2)             0/0
                         2000      $140,000     $4,200(2)             0/0
                         1999      $127,308     $4,200(2)             0/0
                         1998      $125,000     $4,200(2)             0/0

(1)	The Company changed its fiscal year end from December 31 to June 30, so the presentation for 2001 is only representative of a six-month period.

(2)	Consists of automobile and automobile insurance allowance.  The presentation for 2001 is only representative of a six-month period for the reason set forth in footnote 1 above.


                 Aggregated Option/SAR Exercises in Last Fiscal Year
                        and FY-End Option/SAR Values
(a)                          (d)                           (e)

                 Number of Securities Underlying         Value of Unexercised
                  Unexercised Options/SARs            In-the-Money Options/SARs
                        at FY-End (%)                        at FY-End ($)
Name                  Exercisable/ Unexercisable     Exercisable/ Unexercisable
Samuel Nyer,
Chief Executive
Officer                540,000          0             $92,400(3)         0

(3)  	Based on the difference between the market price per share of the common stock and the option exercise price.

Employment Agreements

	The Company currently employs its officers pursuant to oral agreements.
Mr. Samuel Nyer, the Company's president, was employed pursuant to a written
contract, which expired October 25, 2001.	Mr. Nyer continues to receive the same
annual salary of $140,000 and use of a car and automobile insurance at an annual cost of approximately $4,200.

	Mr. Donato Mazzola, director and one of the five minority shareholders of Eaton, receives an annual salary of $104,000, provides full insurance coverage on his personal car and a car allowance with an annual cost of $3,600. Mr. Mazzola also receives life-insurance coverage in the aggregate amount of $500,000.

    	Mr. William J. Clifford, Jr., vice president of sales and a director, receives an annual salary of $74,460 and use of an automobile including all expenses associated with it at an annual cost of $6,000. Ms. Karen L. Wright, chief operating officer, vice president of finance and treasurer, receives an annual salary of $71,053.

Report on Executive Compensation by the Board of Directors

	The primary objective of the compensation policy of the Company is to align executive compensation in a way that will encourage enhanced stockholder value, while concurrently allowing us to attract, retain and satisfactorily reward all employees who contributed to the Company's long-term growth and economic success. The compensation program for the Company's executives generally includes an annual base salary, appropriate fringe benefits, some of which are standard Company policy for all employees and some of which may be negotiated for management. Annual cash bonuses and grants of long-term option incentives are not a standard component of executive compensation and are negotiated on a case-by-case basis.


	The Company does not have a formal performance-based compensation policy in place, and has not set forth any criteria for altering the executive compensation currently in place under the employment agreements described above. The Company expects that any renewals of the employment agreements discussed above will contain term and compensation comparable to past practices. The compensation of the chief executive officer of the Company is not formulated on specific performance measures, but rather in consideration of past performance and the position of the Company at the time that each new employment agreement is negotiated for the chief executive officer

Stock Option Plan

   	The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals specified above. In July 1993, the Company established the Stock Option Plan (" Plan") which now covers 1,000,000 shares of common stock. To date, 809,600 options have been granted. The Plan provides: (a) officers and other employees of the Company and its subsidiaries opportunities to purchase stock in the Company pursuant to options granted thereunder which qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended and (b) directors, executive officers, employees and consultants of the Company and its subsidiaries opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified
Options"). The Plan is administered by the option committee, which is comprised of Donald C. Lewis, Jr., and Dr. Kenneth L. Nyer, two of the Company's outside directors. Under the Plan, the Board of the Company from time to time may grant options to purchase its common stock to employees including officers. The Plan provides for all directors, employee and non-employee, to receive automatic grants of non-qualified options vesting semi-annually each June 30th and December 31st over a three-year term. After vesting, and upon reelection to the Board, each director will receive a new automatic grant of non-qualified options on the same terms as above. As provided for in the Plan, the exercise price of the options is the closing price of the Company's common stock on the last business day prior to the grant of options. The number of options granted is 12,000 for a three-year board member or 4,000 for a one-year term board member.

	Ms. Karen Wright received a grant of 12,000 options on October 26, 2001 upon her appointment as chief operating officer.

Performance Graph

The following Performance Graph assumes that $100 was invested in the Company, the Media General Index and the Peer Group Index on July 1, 1996. Information on prices at which the Company's common stock traded prior to that date is not readily available. The Performance Graph further assumes all dividends were reinvested. However, the Company has never paid any dividends.

                           1996      1997     1998      1999     2000   2001
                          ______    ______   ______    ______   _____   _____
NYER MEDICAL GROUP, INC.  100.00     41.52    33.04     35.49    36.34   21.53
PEER GROUP INDEX          100.00    139.81   204.04    238.35   224.23  244.31
MEDIA GENERAL INDEX       100.00    128.51   164.62    194.06   213.92  179.87




Related Party Transactions

   	In August 1996, Mr. Samuel Nyer, the Company's president, exercised 50,000 stock options at the exercise price of approximately $2.31 per share by delivering a recourse promissory note to the Company in the sum of $115,500.
The note bears 6-1/4% annual interest payable quarterly and is due in August
2002. As of the date of this Proxy Statement, Mr. Nyer owed interest of $6,015.63 on the $115,500 loan.

     	Prior to 1991, the Company and Nyle each engaged in inter-company loans. At June 30, 2001, the Company was owed $38,267 by Nyle. Nyle pays the Company principal and interest of 9% per annum on an infrequent basis. The Company is currently subject to a provision of the Florida General Corporation Law, which restricts loans to affiliated parties and therefore the Company has not lent any further sums to its affiliates.

Section 16(a) Beneficial Ownership Reporting Compliance

     	To the best of the Company's knowledge based solely on a review of Forms 3, 4 and 5 and amendments thereto, all Forms 3, 4 and 5 have been filed as of June 30, 2001 with the Securities and Exchange Commission, except Mr. Mazzola has failed to file one Form 4.

Item 2.  Appointment of Auditors

     	Sweeney, Gates & Company, independent public accountants, are the Company's independent auditors and have been selected by the Board to act as auditors for the fiscal year ended June 30, 2002 subject to shareholder approval. Unless directed to vote no, proxies being solicited will be voted in favor of the ratification of Sweeney, Gates & Company.

     	Ratification of the appointment of Sweeney, Gates & Company as the Company's independent auditors for fiscal 2002 will require the affirmative vote of at least a majority of the votes cast.

Fees paid to Independent Auditors

	Our independent auditors, for our most recent fiscal years, were Sweeney,
Gates & Company.   We do not expect a representative of our independent auditors to be present at the annual meeting or available to answer appropriate questions, but a representative may be granted the opportunity to speak and answer appropriate questions if desired. The following table shows the fees paid or accrued by us for the audit and other services provided by Sweeney, Gates & Company for six months ended June 30, 2001 and for the fiscal year ended December 31, 2000.

                                             06/30/01         12/31/00
           Audit Fees(1)                     $ 65,284         $ 83,877
           Financial Information Systems
           Design and Implementation Fees    $_____           $ _____
           All Other Fees                    $ 22,000         $ 22,523
           Total                             $ 87,284         $106,400

(1)	Audit services of Sweeney, Gates & Company for six months ended June 30,
2001 and December 31, 2000 consisted of the examination of the Company's consolidated financial statements and quarterly review of the financial statements.
2001 Audit Committee Report

	The audit committee was established to oversee the Company's financial reporting process on behalf of the board of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's board of directors adopted a written charter for the audit committee on June 12, 2000, which is attached hereto.

	The audit committee failed to have a meeting for the six months ended June 30, 2001. The audit committee consists of one independent director which does not comply with the rules of the Nasdaq Stock Market. The Nasdaq rules require three independent directors who have, among other things, financial literacy and experience. The Company's new nominee, Mr. Robert Barrett III, meets all qualification requirements. The Company is also seeking to recruit two new independent directors who have the qualifications to serve on the audit committee.

Item 3.  Other Matters

   	The Board has no knowledge of any other matters, which may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

     	If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel the proxy.

Shareholders' Proposals

	Any shareholder of the Company, who wishes to present a proposal to be considered at the 2002 Annual Meeting of the shareholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Annual Meeting, must deliver such proposal in writing to the Company no later than June 30, 2002.

     	The Company will furnish, without charge to any shareholder submitting a written request a copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission including financial statements and schedules thereto. Such written request should be directed to Karen L. Wright, P.O. Box 1328, Bangor, Maine, 04402-1328.

By Order of the Board of Directors


/s/  Samuel Nyer
     Samuel Nyer, Secretary







NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF NYER MEDICAL GROUP, INC.


To All Shareholders:


	The Annual Meeting of the shareholders of Nyer Medical Group, Inc. (the "Company") will be held at 1292 Hammond Street, Bangor, Maine, 04401 on November 26, 2001, at 9:00 a.m. for the following purposes:

(1)     To elect four persons to serve on the board of directors.

(2) To ratify the appointment of Sweeney, Gates, & Company, as independent auditors for the fiscal year ending June 30, 2002.

(3) For the transaction of other lawful business that may properly come before the Annual Meeting.

	The board of directors has fixed the close of business on November 02, 2001, as the Record Date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.





Dated: November 2, 2001         By Order of the Board of Directors

						  /s/ Samuel Nyer
	  					  By: Samuel Nyer, Secretary


























PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
NYER MEDICAL GROUP, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 26, 2001

     	The undersigned hereby appoints Samuel Nyer and Karen L. Wright as my proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Nyer Medical Group, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Company's corporate office located at 1292 Hammond Street, Bangor, Maine, 04401 on November 26, 2001 at 9:00 a.m., and at any adjournment thereof, upon such business as may properly come before the Annual Meeting, including the items set forth below:

	Each share of common stock outstanding on the record of November 02, 2001, is entitled to one vote on all proposals.

(a)	I hereby elect the following individuals to serve on the board of directors of the Company for a three-year term until the Company's Annual Meeting for 2004:

      Name                                      Yes            No
      Donato Mazzola                            ____           ____
      Kenneth Nyer, M.D.                        ____           ____
      Robert Barrett III                        ____           ____

(b)  	I hereby elect the following individual to serve on the board of directors of the Company for a one-year term until the Company's Annual Meeting for 2002.

	Donald C. Lewis, Jr.                      ____          ____

(c)  	I hereby ratify the appointment of Sweeney, Gates & Company as independent auditors for the fiscal year ended June 30, 2002.

            Yes ____    	No ____    Abstain ____

(d)  	I hereby authorize the transaction of any other lawful business that may properly come before the Annual Meeting of shareholders.

            Yes ____          No ____    Abstain ____

NOTE: Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the Annual Meeting. If no direction is indicated, this proxy will be voted as recommended by the board of directors for all proposals.

Dated: ____________, 2001  	____________________________________
	                        Signature of Shareholder
______________________                	____________________________________
Number of Shares Owned              	Typed or Printed Name of Shareholder








                              Audit Committee Charter
                                        of
                              Nyer Medical Group, Inc.

                        As approved by the Board of Directors
                                        of
                             Nyer Medical Group, Inc.

                                on June 12, 2000.
1.	Organization

(a)	There shall be a committee of the board of directors of Nyer Medical
Group, Inc. (the "Company") to be known as the audit committee. The audit committee shall have at least three members, comprised solely of Independent Directors (as defined in Section 1 (b) below), each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(b)	Independent Directors shall not be officers or employees of the Company or its subsidiaries or any other individual having a relationship, which in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(i) 	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

(ii) 	a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(iii) 	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

(iv) 	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(v) 	a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

(c)	Notwithstanding Section 1(b) above, one director who is not independent, and is not a current employee or an immediate family member of the Company, may be appointed to the audit committee, if the board of directors, under exceptional and limited circumstances, determines that membership on the audit committee by the individual is required by the best interests of the Company and its shareholders, and the board of directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

2.	Statement of Policy

The audit committee shall provide assistance to the Company's board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, and investment community relating to internal financial reporting practices of the Company, and the quality and integrity of the financial statements of the Company. In addition, the audit committee shall provide such assistance with regard to the systems of internal accounting and financial controls, the annual independent audit of the company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company. The board of directors and audit committee, as representatives of the stockholders, are charged with the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent auditors (or nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

3.	Responsibilities

In carrying out its responsibilities hereunder, the audit committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all current requirements and are of the highest quality. The audit committee shall review and reassess the adequacy of this charter in meeting these objectives on an annual basis.

In carrying out these responsibilities, the audit committee shall:

* Review and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the Company and any divisions and subsidiaries;

* Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

* Review with the independent auditors, and the Company's financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

* Review the financial statements to be included in the Annual Report on Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting procedures should be explained in the Annual Report;

* The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review;

* Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit;

* Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard 1, and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and, take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditors;

* Inquire about the independent auditors' past and continuing compliance with auditor independence rules and about their program for enhancing safeguards to ensure that conflicts to not arise in the future;

* Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors; and

* Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

4.	Effective Date

This Audit Committee Charter shall become effective immediately upon its approval and adoption by the board of directors of the Company, with the exception that Section 1(b) of this Audit Committee Charter defining an
Independent Director shall not become effective until June 1, 2001.   This Audit
Committee Charter shall be reviewed on an annual basis to assess its adequacy.